Exhibit 10.5

[Renergen Letterhead]

6 November 2025

To: ASP Isotopes Inc.

601 Pennsylvania

Avenue NW,

South Building,

Suite 900

Washington, DC; and

ASP Isotopes South Africa Proprietary Limited

Unit 19, 2nd Floor

1 Melrose Boulevard

Johannesburg

2196

From: Renergen Limited

Sandton Gate, Second Floor,

25 Minerva Avenue,

Glenadrienne, Sandton,

Gauteng, 2196

Attn: Robert Ainscow/Paul E. Mann

LETTER TO THE TERM LOAN FACILITY AGREEMENT: EXTENSION OF FINAL REPAYMENT DATE TO 28 NOVEMBER 2025

1. INTRODUCTION

1.1. The Parties entered into a Term Loan Facility Agreement dated 19 May 2025 (as amended from time to time, the Facility Agreement).

1.2. Pursuant to the Facility Agreement, the Lender made available to the Borrower a term loan facility in an aggregate principal amount of USD 30,000,000 (the Facility) to support the Borrower’s operational funding requirements, including those arising from delays in the implementation of the Borrower’s Phase 1 Virginia Gas Project.

1.3. The intention of this letter is to clarify and, where necessary, supplement the Facility Agreement solely with regard to the extension of the Final Repayment Date (as defined in the Facility Agreement) (the Letter). Except as expressly set out herein, this Letter does not amend, vary or waive any provision of the Facility Agreement, all of which remain in full force and effect.

2. EXTENSION OF FINAL REPAYMENT DATE

2.1. The Parties acknowledge that, under the Facility Agreement, the Final Repayment Date was 30 September 2025.

2.2. The Parties hereby agree that the Final Repayment Date is extended to 28 November 2025 (the Extended Repayment Date).

2.3. All interest, fees and other amounts shall continue to accrue and be payable in accordance with the Facility Agreement until the outstanding principal amount is repaid in full on or before the Extended Repayment Date.

3. CONFIRMATION OF EXISTING TERMS

3.1. Save as expressly provided in this Letter, the Facility Agreement remains unamended and in full force and effect.

3.2. This Letter does not constitute a waiver of, or consent to, any default or Event of Default (as defined in the Facility Agreement) or any other provision thereunder.

3.3. All defined terms used but not otherwise defined in this Letter shall have the meanings ascribed to them in the Facility Agreement.

4. GENERAL

No varying, adding to, deleting from, or cancelling this Letter, and no waiver of any right under this Letter, shall be effective unless reduced to writing and signed by or on behalf of the Parties.

5. GOVERNING LAW

This Letter shall be governed by, and construed in accordance with, the laws of the Republic of South Africa.

6. COUNTERPARTS

This Letter may be signed in any number of counterparts by the different Parties to this Letter, each of which shall be deemed an original, and all of which together shall constitute one and the same letter as at the date of signature of the last counterpart.

[SINGATURE PAGE FOLLOWS]

Signed at Pretoria on 6 November 2025 For and on behalf of ASP Isotopes Inc.
/s/ Robert Ainscow Name: Robert Ainscow Capacity: Who warrants authority Signed at Sandton on 6 November 2025 For and on behalf of Renergen Limited
/s/ Nick Mitchell Name: Nick Mitchell Capacity: Who warrants authority

Signed at Randburg on 6 November 2025 For and on behalf of ASP Isotopes South Africa Proprietary Limited
/s/ Mangaliso Mithi Name: Mangaliso Mithi Capacity: Who warrants authority